UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported) July 25th, 2014

IC Places, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53278	42-1662836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3915 San Fernando Rd. Glendale, California	91204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 362-2428

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

IC Places, Inc.. (the “Company”) has dismissed DKM Certified Public Accountants, 2451 N. McMullen Booth Road, Suite 308, Clearwater, FL, 33759 (the “Former Accounting Firm”) as its independent registered public accounting firm, effective as of July 8th, 2014, and has engaged Hartley Moore Accountancy Corporation, 2400 E. Katella, Suite 862 Anaheim CA. 92806 (the “New Accounting Firm”) as its new independent registered public accounting firm as of and for the quarter ended June 30, 2014. As described in Item 4.01(a) below, the change in independent registered public accounting firm is not the result of any disagreement with the Former Accounting Firm.

Item 4.01(a) Previous Independent Accountants

(i) On July 8th, 2014, the Company dismissed the Former Accounting Firm as its independent registered public accounting firm effective on that date.

(ii) The report of the Former Accounting Firm of the Company's financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) The reports of the Former Accounting Firm on the Company’s financial statements as of and for the quarter ended May 2014 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has incurred net losses since inception and existing uncertain conditions which the Company faces relative to its obtaining capital in the equity markets.

(v) The Company’s Board made the decision to change independent accountants, acting under authority delegated to it, and approved the change of the independent accountants at a Board of Director’s meeting on July 14th, 2014.

(iv) During the two most recent fiscal years ended December 31, 2013 and 2013 and through the specific date the DKM was dismissed, there (i) have been no disagreements with the Former Accounting Firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the DKM, would have caused the Former Accounting Firm to make reference to the subject matter of such disagreements in its reports on the financial statements for such years and (ii) were no reportable events of the kind in Item 304(a)(1)(v) of Regulation S-K.

(iiv)  There where no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during your most recent two fiscal years and subsequent interim through the specific date DKM was dismissed.

The Company has requested that the Former Accounting Firm furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of the letter from the Former Accounting Firm is attached hereto as Exhibit 16.1 to this Form 8-K.

Item 4.01(b) New Independent Accountants

On July 14th, 2014, the Company engaged Hartley Moore Accountancy Corporation, (the “New Accounting Firm”) as our independent accountants for the Quarter ending June 30, 2014. The Board made the decision to engage the New Accounting Firm acting under authority delegated to it and the Board of Directors approved the same on July 14th, 2014.

The Company has not consulted with the New Accounting Firm during our two most recent fiscal years or during any subsequent interim period prior to its appointment as New Accounting Firm regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that the New Accounting Firm concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

Exhibits

16.1	Letter from DKM Certified Public Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IC Places, Inc.

Date: August 13, 2014	By:	/s/ Steven M Samblis
Steven M Samblis Chief Executive Officer